UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road Lexington, MA 02421
(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	AGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 23, 2022, the Board of Directors (“Board”) of Agenus Inc. (the “Company”) approved amendments to the Company’s Bylaws (the “Bylaws”) to add a new Article VIII, “Exclusive Jurisdiction for Certain Claims.”

Article VIII of the Bylaws provides that, unless the Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative claim brought in the right of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or to the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws, (iv) claim to interpret, apply, enforce or determine the validity of the amended Bylaws, (v) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (vi) other claim, not subject to exclusive federal jurisdiction. The new Article VIII of the Bylaws further provides, among other provisions, that the sole and exclusive forum for any action or proceeding arising under the Securities Act of 1933, as amended, will be the federal district courts of the United States.

This summary of the amendments to the Bylaws is qualified in its entirety by reference to the Sixth Amended Bylaws of Agenus Inc., a copy of which is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Sixth Amended and Restated By-Laws of Agenus Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2022		AGENUS INC.

	By:	/s/ Garo Armen
Garo Armen
Chief Executive Officer